Certification of Chief Executive Officer                           Exhibit 32(a)
EastGroup Properties, Inc.

In connection with the quarterly report of EastGroup Properties, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David
H. Hoster II, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                 /s/ DAVID H. HOSTER II
                                 -------------------------
                                 David H. Hoster II
                                 Chief Executive Officer
                                 May 6, 2004

A signed original of this written statement required by Section 906 has been provided to EastGroup Properties, Inc. and will be retained by EastGroup Properties, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.